Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Registration Statement (Form F-3 Nos. 333-282788, 333-268690 and 333-269220) of NewcelX Ltd.

of our report dated April 29, 2026, with respect to the consolidated financial statements of NewcelX Ltd. included in this Annual Report (Form F-20) of NewcelX Ltd. for the year ended December 31, 2025.

/s/ Kost Forer Gabbay & Kasierer

A member of EY Global

April 29, 2026

Tel Aviv, Israel